UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2020

The Timken Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. NW North Canton, Ohio	44720
(Address of Principal Executive Offices)	(Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To mitigate the financial impact from the coronavirus (“COVID-19”) pandemic, on April 18, 2020, the Board of Directors (the “Board”) of The Timken Company (the “Company”) approved temporary reductions to the base salaries for each of the Company’s named executive officers. During the months of May and June 2020 the President and Chief Executive Officer’s base salary will be reduced by 50% and the Company’s other named executive officers’ base salaries will be reduced by 25%. Previously, for the month of April 2020, the Board approved a 90% reduction in base salary for the President and Chief Executive Officer and a 75% reduction in the base salaries for each of the Company’s other named executive officers. The Board also agreed to a 50% reduction to the Board and independent Chairman retainer fees for the first and second quarters of 2020 to support the Company’s cost reduction initiatives. The Company has implemented other cost reduction actions across the enterprise in response to customer shut-downs, changes in demand and other government-imposed restrictions on operations associated with the COVID-19 pandemic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

April 21, 2020	By	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President, Chief Financial Officer